Exhibit 1.1

CITIBANK CREDIT CARD ISSUANCE TRUST

CITIBANK, N.A.

$[•] [Floating Rate] [[•]%]Class 20[•]-[•][•] Notes of [•] 20[•]

(Legal Maturity Date [•] 20[•])

Citiseries

Citibank Credit Card Issuance Trust

UNDERWRITING AGREEMENT

[Date]

[Name of Representative],

as Representative of the Several Underwriters

[Street Address]

[City, State, Zip Code]

Ladies and Gentlemen:

Citibank Credit Card Issuance Trust, a Delaware statutory trust (the “Issuer”), proposes to sell, and Citibank, N.A. (“Citibank”), as the owner of all the beneficial interests in the Issuer, proposes to cause the Issuer to sell, to the underwriters named in Schedule I hereto (the “Underwriters”) for whom you are acting as representative (the “Representative”), the aggregate principal amount of notes of the Citiseries designated above and in Schedule III hereto (the “Notes”), subject to the provisions of this Underwriting Agreement (this “Agreement”) among the Issuer, Citibank, and the Underwriters.

Citibank has conveyed and proposes to continue to convey credit card receivables (the “Receivables”) arising from revolving credit card accounts and other rights to the Citibank Credit Card Master Trust I (the “Master Trust”). Citibank, as Seller and Servicer, and Deutsche Bank Trust Company Americas, as trustee (the “Master Trust Trustee”) have entered into the Third Amended and Restated Pooling and Servicing Agreement, dated as of May 29, 1991, as amended and restated as of October 5, 2001, as further amended and restated as of August 9, 2011, and as further amended and restated as of November 10, 2016 (as modified or amended from time to time, the “Base P&S”), and the Amended and Restated Series 2000 Supplement to the Base P&S, dated as of September 26, 2000, as amended and restated as of August 9, 2011 and as amended by Amendment No. 1 as of November 10, 2016 (as modified or amended from time to time, the “Series 2000 Supplement”). The Base P&S and the Series 2000 Supplement are referred to herein collectively as the “Pooling and Servicing Agreement”. Pursuant to the Pooling and Servicing Agreement, Citibank caused the Master Trust to issue to the Issuer a Credit Card Participation Certificate, Series 2000 (the “Collateral Certificate”). The Collateral Certificate represents undivided interests in certain assets of the Master Trust. Certain of the

Receivables (and the related Accounts) will be subject to review by FTI Consulting, Inc. (the “Asset Representations Reviewer”) in certain circumstances for compliance with certain representations and warranties made about the Receivables, in accordance with the Asset Representations Review Agreement, dated as of November 18, 2016 (as amended or supplemented from time to time, the “Asset Representations Review Agreement”), between Citibank and the Asset Representations Reviewer.

The Notes will be issued pursuant to the Second Amended and Restated Indenture, dated as of September 26, 2000, as amended and restated as of August 9, 2011 and as further amended and restated as of November 10, 2016 (as modified or amended from time to time the “Indenture”), between the Issuer and Deutsche Bank Trust Company Americas, as trustee (the “Indenture Trustee”). The Notes will be secured by certain assets of the Issuer and will be sold pursuant to this Agreement.

Capitalized terms used in this Agreement that are not defined herein have the meanings provided in the Indenture, or if not defined therein, in the Pooling and Servicing Agreement. The Pooling and Servicing Agreement, the Asset Representations Review Agreement, the Trust Agreement, the Indenture, any Derivative Agreement relating to the Notes, the Depository Agreement between the Issuer and The Depository Trust Company (“DTC”) and this Agreement are collectively referred to as the “Basic Documents”.

SECTION 1. Representations and Warranties of the Issuer and Citibank. The Issuer and Citibank, jointly and severally, represent and warrant to, and agree with, each Underwriter as set forth in this Section 1. Certain terms used in this Section 1 are defined in paragraph (a) below.

(a) Registration Statement And Prospectus. The requirements for the use of Form SF-3 under the Securities Act of 1933, as amended (the “Securities Act”), including the Registrant Requirements set forth in General Instruction I.A. of Form SF-3 and the Transaction Requirements set forth in General Instruction I.B. of Form SF-3, have been satisfied as of any date required by the rules or regulations under the Securities Act. Citibank has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (Registration Nos. 333-[•], 333-[•] and 333-[•]) on such Form, including a form of prospectus, for registration under the Securities Act of the offering and sale of the Notes. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. Citibank has filed with the Commission, pursuant to Rule 424(h) of the Securities Act, a preliminary prospectus relating to the Notes, which has previously been furnished to the Representative. Citibank will file with the Commission a final prospectus relating to the Notes in accordance with Rule 424(b) under the Securities Act. As filed, such final prospectus will include all information required to be included therein by the Securities Act and the rules thereunder with respect to the Notes and the offering thereof and, except to the extent the Underwriters agree in writing to a modification, will be in all substantive respects in the form furnished to the Representative before the Pricing Time or, to the extent not completed at the Pricing Time, will contain only such specific additional information and other changes (beyond that contained in the latest preliminary prospectus that has previously been furnished to the Representative) as Citibank has advised the Underwriters, before the Pricing Time, will be included or made therein. If the Registration Statement contains the undertakings specified by item 512(a) of Regulation S-K, the Registration Statement, at the Pricing Time, meets the requirements set forth in Rule 415(a)(1)(vii).

The terms that follow, when used in this Agreement, will have the meanings indicated. The term “Effective Date” will mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective. “Execution Time” will mean the date and time as of which this Agreement is executed and delivered by the parties hereto, which shall be deemed to have occurred on the date hereof. “Pricing Time” will mean the time specified as such on Schedule III. “Preliminary Prospectus” will mean the preliminary prospectus relating to the Notes referred to in the preceding paragraph. “Prospectus” will mean the final prospectus relating to the Notes that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, will mean the prospectus relating to the Notes included in the Registration Statement at the Effective Date. “Registration Statement” will mean the registration statement referred to in the preceding paragraph and any registration statement required to be filed under the Securities Act or rules thereunder, including incorporated documents, exhibits, financial statements and any prospectus relating to the Notes that is first filed with the Commission pursuant to Rule 424(b) of the Securities Act after the Execution Time and deemed part of such registration statement pursuant to Rule 430D of the Securities Act, in the form in which it has or will become effective and, in the event any post-effective amendment thereto becomes effective before the Closing Date, will also mean such registration statement as so amended. “Rule 424”, “Rule 415,” “Rule 430D” and “Regulation S-K” refer to such rules or regulations under the Securities Act.

Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus will be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 10 of Form SF-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the Effective Date of the Registration Statement or the issue date of the Preliminary Prospectus or Prospectus, as the case may be; and any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, the Preliminary Prospectus or Prospectus will be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the issue date of the Preliminary Prospectus or Prospectus, as the case may be, deemed to be incorporated therein by reference.

(b) Securities Act. On the Effective Date, the Registration Statement did comply in all material respects with the applicable requirements of the Securities Act and the rules thereunder; on the Effective Date and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date, the Prospectus (as amended and together with any supplements thereto) will comply in all material respects with the applicable requirements of the Securities Act and the rules thereunder; on the Effective Date, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (as amended and together with any supplements thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that the Issuer and Citibank make no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplements thereto) in reliance upon and in conformity with information furnished in writing to Citibank by or on behalf of any Underwriter specifically for use in connection with the preparation of the Registration Statement or the Prospectus (or any supplements thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriters consists of the information described as such in Section 8 hereof.

(c) The Disclosure Package. The Disclosure Package, when taken together as a whole, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Issuer or Citibank by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof. “Disclosure Package” will mean (i) the Preliminary Prospectus, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto, (iii) any other Free Writing Prospectus that the parties hereto will hereafter expressly agree in writing to treat as part of the Disclosure Package and (iv) the pricing information set forth on Schedule III hereto. “Issuer Free Writing Prospectus” will mean an issuer free writing prospectus, as defined in Rule 433 of the Securities Act. “Free Writing Prospectus” will mean a free writing prospectus, as defined in Rule 405 of the Securities Act.

(d) Ineligible Issuer. (x) At the earliest time after the filing of the Registration Statement and the Issuer or Citibank made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) of the Notes and (y) as of the Execution Time (with such date being used as the determination date for purposes of this clause), the Issuer was not and is not an Ineligible Issuer (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that the Issuer be considered an Ineligible Issuer.

(e) Non-Conflict. No Issuer Free Writing Prospectus includes any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein and any prospectus deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Issuer or Citibank by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(f) Citibank’s Organization and Power. Citibank is an association duly organized, validly existing and in good standing as a licensed national banking association under the laws of the United States, and has all requisite power and authority to own its properties and conduct its business as presently conducted and to execute, deliver and perform each of the Basic Documents to which it is a party and to authorize the issuance of and increase in the Invested Amount of the Collateral Certificate and to consummate the transactions contemplated by the Basic Documents to which it is a party.

(g) Citibank’s Authorization and Execution of Basic Documents. The execution, delivery and performance by Citibank of each of the Basic Documents to which it is a party, the issuance of and increase in the Invested Amount of the Collateral Certificate by the Master Trust, Citibank’s actions causing the Issuer to enter into the Basic Documents to which it is a party and to issue and sell the Notes and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action or proceedings.

(h) The Master Trust’s Authorization and Execution of the Collateral Certificate. The Collateral Certificate has been authorized, authenticated, issued and delivered by the Master Trust in accordance with the Pooling and Servicing Agreement, and issued to the Issuer. Each increase in the Invested Amount of the Collateral Certificate will have been authorized and effected in accordance with the Pooling and Servicing Agreement as of the applicable settlement date of each subclass of Notes.

(i) Issuer’s Organization and Power. The Issuer has been duly formed and is validly existing as a statutory trust under the laws of the State of Delaware, and has all requisite trust power and authority to own its properties and conduct its business as presently conducted and to execute, deliver and perform the Basic Documents to which it is a party, and to authorize the issuance of the Notes, and to consummate the transactions contemplated by the Basic Documents to which it is a party.

(j) Issuer’s Authorization and Execution of Basic Documents. The execution, delivery and performance by the Issuer of the Basic Documents to which it is a party, the issuance of the Notes and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action or proceedings.

(k) Execution and Delivery of Underwriting Agreement. This Agreement has been duly executed and delivered by the Issuer and Citibank.

(l) Conveyance of Receivables. Citibank has authorized the conveyance of the Receivables to the Master Trust.

(m) Citibank’s Financial Reports. Citibank has furnished to the Representative Citibank’s consolidated balance sheets and the related consolidated statements of income, changes in stockholder’s equity and cash flows as of and for the years ended December

31, 20[•] and 20[•], audited by and accompanied by the report of Citibank’s independent registered public accounting firm. Except as set forth in or contemplated in the Registration Statement and the Prospectus, there has been no material adverse change in the condition (financial or otherwise) of Citibank since December 31, 20[•].

(n) Master Trust Financial Reports The Master Trust has advised the Representative of the availability of each Annual Report on Form 10-K and each Current Report on Form 8-K for the most recent fiscal period of the Master Trust for which such reports are available as filed with the Commission. Except as set forth in or contemplated in the Registration Statement and the Prospectus, there has been no material adverse change in the condition (financial or otherwise) of the Master Trust or in the earnings, business or prospects of the credit card business relating to the credit card accounts included in the Master Trust, whether or not arising from transactions in the ordinary course of business, since the end of the most recent fiscal period of the Master Trust for which the Master Trust has filed an Annual Report on Form 10-K or a Current Report on Form 8-K.

(o) Issuer Financial Reports. The Issuer has advised the Representative of the availability of each of its Current Reports on Form 8-K, Distribution Reports on Form 10-D and Annual Reports on Form 10-K since the date of creation of the Issuer, as filed with the Commission. Except as set forth or contemplated in the Registration Statement and the Prospectus, there has been no material adverse change in the condition (financial or otherwise) earnings, business or prospects of the Issuer, since the end of the most recent fiscal period for which the Issuer has filed an Annual Report on Form 10-K, a Current Report on Form 8-K or a Distribution Report on Form 10-D.

(p) Taxes, Fees, etc. Any taxes, fees and other governmental charges in connection with the execution, delivery and performance of the Basic Documents and the Notes have been paid or will be paid by Citibank at or before the Closing Date to the extent then due.

(q) Collateral Certificate and Notes Issued and Outstanding. The Collateral Certificate has been issued and is outstanding and entitled to the benefits of the Pooling and Servicing Agreement. As of the Closing Date, the Notes will have been duly and validly authorized. The Notes, when validly authenticated, issued and delivered in accordance with the Indenture and sold to the Underwriters as provided herein, will conform in all material respects to the descriptions thereof contained in the Prospectus and will be validly issued and outstanding and entitled to the benefits of the Indenture.

(r) No Consents. Except for permits and authorizations required under the securities or Blue Sky laws of any jurisdiction, no filing with, and no approval, authorization or other action of, any governmental authority is legally required for the execution, delivery or performance of any of the Basic Documents by the Issuer or Citibank or the consummation by the Issuer or Citibank of the transactions contemplated by the Basic Documents.

(s) No Conflicts. None of the issuance of the Collateral Certificate to the Issuer, any increase in the Invested Amount of the Collateral Certificate, the issuance and sale of the Notes, the execution, delivery and compliance by Citibank, the Master Trust or the Issuer with the provisions of each of the Basic Documents to which it is a party, nor the consummation of the transactions contemplated thereby, will conflict with or result in a violation of any of the provisions of, or constitute a default under, any agreement or instrument to which Citibank, the Master Trust or the Issuer is a party or by which Citibank, the Master Trust or the Issuer is bound or to which any of the property of Citibank, the Master Trust or the Issuer is subject, which conflict, violation or default would be material to the issuance of the Collateral Certificate, the issuance and sale of the Notes or the other transactions contemplated by the Basic Documents to which Citibank, the Master Trust or the Issuer, respectively, are party, nor will such action result in any violation of the provisions of the articles of association or bylaws of Citibank or the Trust Agreement of the Issuer or any statute, order, rule or regulation of any court or governmental agency or authority having jurisdiction over Citibank, the Master Trust or the Issuer or any of their properties.

(t) No Litigation. Except as otherwise disclosed in the Prospectus or the Registration Statement, there is no pending or, to the knowledge of Citibank or the Issuer threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator with respect to the Master Trust, the Issuer, the Basic Documents or any of the transactions contemplated in the Basic Documents, or with respect to Citibank which, in the case of any such action, suit or proceeding with respect to Citibank if adversely determined, would have a material adverse effect on the Master Trust, the Issuer or the holders of the Notes or upon the ability of Citibank to perform its obligations under any of the Basic Documents to which it is a party.

(u) Rule 17g-5. In connection with any rating for the Notes, Citibank has provided a written representation (the “17g-5 Representation”) to each rating agency or rating agencies rating the Notes (each, a “Note Rating Agency”) that satisfies the requirements of paragraph (a)(3)(iii) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”). Citibank has complied, and will continue to comply, with the 17g-5 Representation, except for any breach of the 17g-5 Representation that would not have a material adverse effect on the Notes or the Noteholders; provided, however, that Citibank makes no representation or warranty with respect to any breach of the 17g-5 Representation arising from a breach by any of the Underwriters of the representations set forth in Section 18(b) hereof.

(v) Rule 193. Citibank has complied and, at and as of the Closing Date, shall have complied in all material respects with Rule 193 of the Securities Act and Items 1111(a)(7) and 1111(a)(8) of Regulation AB under the Securities Act in connection with the offering of the Notes.

(w) Volcker Rule. The Issuer is not now, and immediately following the issuance of the Notes and the application of the proceeds thereof will not be, a “covered fund” for purposes of the regulations adopted under Section 13 of the Bank Holding Company Act of 1956, as amended, commonly known as the “Volcker Rule”. In reaching this conclusion, the Issuer has relied primarily on the determination that (i) the Issuer may rely on the exclusion from the definition of “investment company” set forth in Rule 3a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and accordingly, (ii) the Issuer may rely on the exclusion from the definition of a “covered fund” under the Volcker Rule of an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Sections 3(c)(1) and 3(c)(7) of that Act.

(x) Due Diligence Services or Reports. Citibank has not engaged, or caused any other person to engage, any third party to provide “due diligence services” within the meaning of Rule 17g-10(d)(1) under the Exchange Act or obtained any third-party due diligence report within the meaning of Rule 15Ga-2(d) under the Exchange Act with respect to the assets held by the Issuer in connection with the offering of the Notes.

(y) U.S. Risk Retention. Citibank has complied with all requirements imposed on the “sponsor” in accordance with the final rules contained in Part 244 – Credit Risk Retention (Regulation RR), 12 C.F.R. §§244.1-244.22, (as the same may be amended from time to time, the “U.S. Credit Risk Retention Rules”), implementing the credit risk retention requirements of Section 15G of the Exchange Act. Citibank’s Sellers’ Interest under the Pooling and Servicing Agreement constitutes a “seller’s interest” as defined in Section 244.5(a) of the U.S Credit Risk Retention Rules. Citibank complies with the credit risk retention requirements through retention by Citibank of an interest in the Sellers’ Interest in an amount equal to not less than 5% of the aggregate unpaid principal balance of all outstanding investor “ABS interests” (as defined in Section 244.2 of the U.S. Credit Risk Retention Rules), in the Issuer issued as part of the transactions contemplated by the Basic Documents, with such adjustments, if any, as may be permitted or required in accordance with the U.S. Credit Risk Retention Rules, measured as of the Closing Date in accordance with the U.S. Credit Risk Retention Rules (such interest, the “Retained Interest”).

(z) EU-UK Risk Retention. As used in this agreement, (i) “EU securitization regulation” refers to Regulation (EU) 2017/2402 of the European Parliament and of the Council of 12 December 2017 laying down a general framework for securitization and creating a specific framework for simple, transparent and standardized securitization and amending certain other European Union (“EU”) directives and regulations, as amended from time to time, and (ii) “UK securitization regulation” refers to the EU securitization regulation as it forms part of United Kingdom (“UK”) domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”), and as amended by the Securitization (Amendment) (EU Exit) Regulations 2019, and as may be further amended, supplemented or replaced from time to time.

Citibank covenants and agrees to retain a material net economic interest that is not less than 5% of the nominal value of the securitized exposures (measured at origination), in a form that is intended to qualify as an originator’s interest as provided in option (b) of Article 6(3) of the EU securitization regulation as in effect on the date of issuance of the Notes by holding all or part of the Sellers’ Interest. Citibank further covenants and agrees to retain a material net economic interest that is not less than 5% of the nominal value of the securitized exposures (measured at origination), in a form that is intended to qualify as an originator’s interest as provided in option (b) of Article 6(3) of the UK securitization regulation as in effect on the date of issuance of the Notes, by holding all or part of the Sellers’ Interest.

SECTION 2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the covenants, representations and warranties herein set forth, the Issuer agrees to sell (and Citibank agrees to cause the Issuer to sell) to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase, the respective initial principal amount of Notes set forth opposite such Underwriter’s name in Schedule I hereto. The purchase price for the Notes will be an amount equal to the “Proceeds to Issuer” specified on Schedule III.

SECTION 3. Delivery and Payment. Delivery of and payment for the Notes will be made on the “Expected Issuance Date” specified on Schedule III, or at such later date (not later than the fifth business day after the Expected Issuance Date) as the Underwriters designate, which date and time may be postponed by agreement between the Underwriters and Citibank (such date and time of delivery and payment for the Notes being referred to herein as the “Closing Date”). Delivery of one or more global notes representing the Notes will be made to the accounts of the several Underwriters against payment by the several Underwriters of the purchase price therefor to or upon the order of Citibank by one or more wire transfers or checks in Federal (same day) Funds. The global notes to be so delivered will be registered in the name of Cede & Co., as nominee for DTC. The interests of beneficial owners of the Notes will be represented by book entries on the records of DTC and participating members thereof. Definitive Notes representing the Notes will be available only under limited circumstances.

SECTION 4. Offering by Underwriters. (a) It is understood that the Underwriters propose to offer the Notes for sale to the public as set forth in the Prospectus.

(b) Each Underwriter severally but not jointly agrees that if it is a foreign broker or dealer not eligible for membership in the Financial Industry Regulatory Authority, Inc. (“FINRA”), it will not effect any transaction in the Notes within the United States or induce or attempt to induce the purchase of or sale of the Notes within the United States, except that it will be permitted to make sales to the other Underwriters or to its United States affiliates; provided that such sales are made in compliance with an exemption of certain foreign brokers or dealers under Rule 15a-6 under the Exchange Act, and in conformity with the Rules of Fair Practice of FINRA as such Rules apply to non-FINRA brokers or dealers.

(c) Each Underwriter severally but not jointly represents and agrees that: (i) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000, as amended (the “FSMA”) with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom; and (ii) it has only communicated or caused to be communicated or will only communicate or cause to be communicated any invitation or inducement to engage in investment activities (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer or Citibank.

(d) Each Underwriter severally but not jointly represents and agrees that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any of the Notes to any retail investor in the UK. For the purpose of this provision, (i) the expression “retail investor” means a person who is one (or more) of the following: (A) a retail client, as defined in point (8) of article 2 of Regulation (EU) 2017/565, as it forms part of UK domestic law by virtue of the EUWA; or (B) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) 600/2014, as it forms part of UK domestic law by virtue of the EUWA, and as amended; or (C) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 (as amended), as it forms part of UK domestic law by virtue of the EUWA; and (ii) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes so as to enable an investor to decide to purchase or subscribe the Notes.

(e) Each Underwriter severally but jointly represents and agrees that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any of the Notes to any retail investor in the European Economic Area. For the purpose of this provision, (i) the expression “retail investor” means a person who is one (or more) of the following: (A) a retail client as defined in point (11) of Article 4(1) of 2014/65/EU (as amended, “MiFID II”), (B) a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (C) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129; and (ii) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes so as to enable an investor to decide to purchase or subscribe the Notes.

(f) Each Underwriter severally but not jointly represents and agrees that it will not at any time transfer, deposit or otherwise convey any Notes into a trust or other type of special purpose vehicle that issues securities or other instruments backed in whole or in part by, or that represents interests in, such Notes without the prior written consent of the Issuer and Citibank.

SECTION 5. Agreements. The Issuer and Citibank, jointly and severally, covenant and agree with the Underwriters that:

(a) Filing of Prospectus. Citibank will file the Prospectus, pursuant to Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Underwriters of such timely filing. Citibank will promptly advise the Representative (i) when the Prospectus has been filed with the Commission pursuant to Rule 424(b) of the Securities Act or when any Rule 462(b) Registration Statement of the Securities Act has been filed with the Commission, (ii) when, prior to the termination of the offering of the Notes, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of or supplement to the Registration Statement or any Rule 462(b) Registration Statement of the Securities Act or the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice that would prevent its use or the institution or threat of any proceeding for that purpose and (v) of the receipt by Citibank or the Issuer of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. Citibank will not file any amendment of the Registration Statement or supplement to the Prospectus unless a copy has been furnished to the Representative, for review by the Underwriters before such filing if the Underwriters have not yet completed their distribution of the Notes, and after such filing if the Underwriters have completed their distribution of the Notes. Citibank and the Issuer will use their reasonable efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or prevention and, upon such issuance, occurrence or prevention, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or prevention, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) Issuer Free Writing Prospectuses. Citibank will file (i) any Issuer Free Writing Prospectuses to the extent required by Rule 433(d) of the Securities Act and (ii) if any Note Rating Agency is expected to issue a rating with respect to the Notes, an Issuer Free Writing Prospectus approved in advance by the Representative in accordance with Rule 433 of the Act that discloses such rating (the “Ratings Issuer Free Writing Prospectus”).

(c) Disclosure Package Untrue Statement. If there occurs an event or development as a result of which the Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Issuer or Citibank will notify promptly the Representative so that any use of the Disclosure Package may cease until it is amended or supplemented.

(d) Amendments to Prospectus. If, at any time when a Prospectus relating to the Notes is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Securities Act), any event occurs as a result of which such Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or if it is necessary to supplement such Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Issuer and Citibank promptly will prepare and file with the Commission, subject to paragraph (a) of this Section 5, a supplement or new registration statement that will correct such statement or omission or an amendment that will effect such compliance. The Issuer and Citibank will use their best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus.

(e) Earning Statement. As soon as practicable, and in no case later than 16 months after the Closing Date, Citibank will make generally available to Noteholders and to the Underwriters an earning statement or statements of the Master Trust that will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(f) Copies of Prospectus. The Issuer will furnish to the Underwriters and counsel to the Underwriters, without charge, conformed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Securities Act), as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Underwriters may reasonably request.

(g) Expenses. The Issuer and/or Citibank will pay all expenses incidental to the performance of their obligations under this Agreement, including, without limitation, (i) expenses of preparing, printing and reproducing all documents relating to this offering and the Notes, (ii) any fees charged by any rating agency for the rating of the Notes, (iii) any expenses (including reasonable fees and disbursements of counsel) incurred by the Underwriters in connection with qualification of the Notes for sale under the laws of such jurisdictions as the Underwriters designate, (iv) reasonable fees and expenses of Cravath, Swaine & Moore LLP in its role as special federal tax and ERISA counsel for Citibank and the Issuer, (v) any expenses incurred by the Underwriters in connection with listing the Notes on an exchange located in the European Union to be mutually agreed upon between the Representative and the Issuer and identified in the Disclosure Package (the “European Exchange”), (vi) the fees and expenses of the Indenture Trustee, the Master Trust Trustee and the Asset Representations Reviewer and their respective counsel and (vii) the fees and expenses of Citibank’s accountants (it being understood that, except as provided in paragraph (g) and this paragraph (h) and in Sections 7 and 8 hereof, the Underwriters will pay their own expenses, including the expense of preparing, printing and reproducing any agreement among underwriters, the fees and expenses of Cravath, Swaine & Moore LLP in its role as counsel to the Underwriters, any transfer taxes on resale of any of the Notes by them and advertising expenses connected with any offers that the Underwriters may make). The Issuer’s obligation to pay such expenses will be limited to Finance Charge Collections from the Collateral Certificate received by the Issuer after making all required payments and required deposits under the Indenture with respect to the Indenture Trustee’s fees and expenses, principal, interest and reimbursements with respect to the Notes, and payments to Derivative Counterparties.

(h) Each of the Issuer and Citibank agrees that, unless it obtains the prior written consent of the Representative, and each Underwriter, severally and not jointly, agrees with each of the Issuer and Citibank that, unless it has obtained or will obtain, as the case may be, the prior written consent of each of the Issuer and Citibank, it has not made and will not make any offer, relating to the Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Issuer with the Commission or retained by the Issuer under Rule 433 of the

Securities Act; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses identified in Schedule II hereto. Any such Free Writing Prospectus consented to by the Representative or the Issuer and Citibank is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Issuer agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(i) Blue Sky. The Issuer will use its best efforts to arrange for the qualification of the Notes for sale under the laws of such jurisdictions as the Underwriters may designate, will maintain such qualifications in effect so long as required for the distribution of the Notes and will arrange for the determination of the legality of the Notes for purchase by institutional investors.

(j) Other Information. For so long as the Notes are outstanding, Citibank and the Issuer will (i) furnish to the Representative as soon as practicable after the end of each fiscal year, all documents required to be distributed to Noteholders and (ii) advise the Representative of the availability, as soon as practicable after filing, of any other information concerning Citibank or the Issuer filed with any government or regulatory authority which is otherwise publicly available.

(k) Ratings. To the extent, if any, that any rating provided with respect to the Notes by any Note Rating Agency is conditional upon the furnishing of documents or information reasonably available to Citibank or the Issuer, Citibank or the Issuer will furnish such documents or information.

(l) U.S. Credit Risk Retention. Citibank will continue to comply with all requirements imposed on it as a “sponsor of a securitization transaction” by the U.S. Credit Risk Retention Rules for so long as those requirements are applicable, including by holding the Retained Interest for the duration required by the U.S. Credit Risk Retention Rules, without any impermissible hedging, transfer or financing of the Retained Interest.

(m) EU-UK Risk Retention. Citibank covenants and agrees that: (i) as “originator” under subsection (a) of Article 2(3) of each of the EU securitization regulation and the UK securitization regulation (each as in effect on the date of issuances of the Notes), it currently retains, and on an ongoing basis will retain, a material net economic interest that is not less than 5% of the nominal value of the securitized exposures (measured at origination), in a form that is intended to qualify as an originator’s interest as provided in option (b) of Article 6(3) of each of the EU securitization regulation and the UK securitization regulation (each as in effect as of the date of issuance of the Notes), by holding all or part of the Sellers’ Interest (such interest, the “EU-UK retained interest”); (ii) it will not (and will not permit any of its other affiliates to) sell, transfer or otherwise surrender all or part of the rights, benefits or obligations arising from the EU-UK retained interest or subject it to any credit risk mitigation or hedging, except to the extent permitted under each of the EU securitization regulation and the UK securitization regulation (as supplemented by applicable delegated regulations and guidance); (iii) it will not change the retention option or the method of calculating its net economic interest in the securitized exposures while the Notes are outstanding, except under exceptional circumstances in accordance with each of the EU securitization regulation and the UK securitization regulation (as supplemented by applicable delegated regulations and guidance); and (iv) it will provide ongoing confirmation of its continued compliance with its obligations in clauses (i) and (ii) in this paragraph in or concurrently with the delivery of each monthly Issuer’s Report pursuant to the Indenture while and to the extent that the risk retention rules under the EU securitization regulation or the UK securitization regulation remain in the form effective on the date the Notes are issued.

SECTION 6. Conditions of Underwriters’ Obligation. The obligation of the Underwriters to purchase and pay for the Notes on the Closing Date will be subject to the accuracy of the representations and warranties of the Issuer and Citibank contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Issuer and Citibank made in any certificates delivered pursuant to the provisions hereof, to the performance by the Issuer and Citibank of their obligations hereunder and to the following additional conditions:

(a) Registration Statement. The Prospectus, and any supplements thereto, have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Issuer pursuant to Rule 433(d) under the Securities Act, will have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433 of the Securities Act; and no stop order suspending the effectiveness of the Registration Statement or any notice that would prevent its use will have been issued and no proceedings for that purpose will have been instituted or threatened.

(b) Officer’s Certificate. Citibank will have delivered to the Underwriters a certificate, dated the Closing Date, signed by its Chairman of the Board, President, Vice Chairman of the Board, Executive Vice President, Senior Vice President, Vice President, principal financial officer, principal accounting officer, treasurer or cashier to the effect that the signer of such certificate has carefully examined the Basic Documents, the Prospectus (and any supplements thereto), the Disclosure Package and the Registration Statement and that:

(i) the representations and warranties of Citibank in this Agreement are true and correct at and as of the Closing Date as if made on and as of the Closing Date (except to the extent they expressly relate to an earlier date, in which case the representations and warranties of Citibank are true and correct as of such earlier date);

(ii) Citibank has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied by it under this Agreement at or before the Closing Date;

(iii) no stop order suspending the effectiveness of the Registration Statement or any notice that would prevent its use has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the signer, threatened;

(iv) since the date of the most recent publicly available financial statements of Citibank, there has been no material adverse change in the condition (financial or otherwise) of Citibank, except as set forth in or contemplated in the Registration Statement, Disclosure Package and the Prospectus; and

(v) since the date of the most recent publicly available financial statements of the Master Trust, there has been no material adverse change in the condition (financial or otherwise) of the Master Trust or in the earnings, business or prospects of Citibank’s credit card business relating to the credit card accounts included in the Master Trust, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, Disclosure Package and the Prospectus.

(c) Issuer’s Certificate. The Issuer will have delivered to the Underwriters a certificate, dated the Closing Date, signed by an Issuer Authorized Officer to the effect that the signer of such certificate has carefully examined the Basic Documents, the Prospectus (and any supplements thereto), the Disclosure Package and the Registration Statement and that:

(i) the representations and warranties of the Issuer in this Agreement are true and correct at and as of the Closing Date as if made on and as of the Closing Date (except to the extent they expressly relate to an earlier date, in which case such representations and warranties of the Issuer are true and correct as of such earlier date);

(ii) the Issuer has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied by it under this Agreement at or before the Closing Date;

(iii) no stop order suspending the effectiveness of the Registration Statement or any notice that would prevent its use has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the signer, threatened; and

(iv) since the date of the most recent publicly available financial statements of the Issuer, there has been no material adverse change in the condition (financial or otherwise) of the Issuer, except as set forth in or contemplated in the Registration Statement, Disclosure Package and the Prospectus.

(d) Citibank Opinion. The Underwriters will have received opinions from Davenport, Evans, Hurwitz & Smith, L.L.P., special South Dakota counsel to Citibank, with respect to such matters as are reasonably required by, and in form and substance reasonably satisfactory to, the Representative and its counsel. In rendering such opinions, counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of South Dakota and the United States, to the extent deemed proper and stated in such opinions, upon the opinions of other counsel of good standing believed by such counsel to be reliable and acceptable to the Representative and its counsel, and (B) as to matters of fact, to the extent deemed proper and as stated therein, on certificates of responsible officers of Citibank, the Master Trust, the Issuer and public officials.

(e) Opinion of New York Counsel to the Issuer and Citibank. The Underwriters will have received an opinion of New York counsel to the Issuer and Citibank with respect to such matters as are reasonably required by, and in form and substance reasonably satisfactory to, the Representative and its counsel. In rendering such opinion, counsel may rely (A) as to matters involving the application of laws other than the General Corporation Law of the State of Delaware or laws of any jurisdiction other than the State of New York and the United States, to the extent deemed proper and stated in such opinion, upon the opinion of other counsel of good standing believed by such counsel to be reliable and acceptable to the Representative and its counsel, and (B) as to matters of fact, to the extent deemed proper and as stated therein, on certificates of responsible officers of Citibank, the Master Trust, the Issuer and public officials.

(f) Underwriters’ Counsel’s Opinion. The Underwriters will have received an opinion or opinions of Cravath, Swaine & Moore LLP, special counsel to the Underwriters, with respect to such matters as the Underwriters may reasonably require.

(g) Master Trust Trustee Opinion. The Underwriters will have received an opinion or opinions of Gulkowitz Berger LLP, counsel to the Master Trust Trustee, with respect to such matters as are reasonably required by, and in form and substance reasonably satisfactory to, the Representative and its counsel.

(h) Issuer Delaware Opinion. The Underwriters will have received an opinion of Richards, Layton & Finger P.A., special Delaware counsel to the Issuer, with respect to such matters as are reasonably required by, and in form and substance reasonably satisfactory to, the Representative and its counsel.

(i) Issuer Trustee Delaware Opinion. The Underwriters will have received an opinion of Richards, Layton & Finger P.A., counsel to the Issuer Trustee, with respect to such matters as are reasonably required by, and in form and substance reasonably satisfactory to, the Representative and its counsel.

(j) Indenture Trustee Opinion. The Underwriters will have received an opinion or opinions of Gulkowitz Berger LLP, special New York counsel to the Indenture Trustee, with respect to such matters as are reasonably required by, and in form and substance reasonably satisfactory to, the Representative and its counsel.

(k) Federal Tax Disclosure. The Underwriters will have received an opinion of Cravath, Swaine & Moore LLP, special federal tax and ERISA counsel to Citibank, in form and substance satisfactory to the Representative, to the effect that the statements relating to United States law contained under the heading “Tax Matters” in the Prospectus accurately describe the material federal income tax consequences to holders of the Notes and the statements contained under the heading “Benefit Plan Investors” in the Prospectus, to the extent that they constitute statements of matters of law or legal conclusions with respect thereto, accurately describe the material consequences to holders of the Notes under ERISA.

(l) Master Trust Tax Opinions and Issuer Tax Opinions. The Underwriters will have received the Master Trust Tax Opinions and the Issuer Tax Opinions to the extent required by Section 311 of the Indenture.

(m) Asset Representations Reviewer Opinion. The Underwriters shall have received an opinion of counsel to the Asset Representations Reviewer, with respect to such matters as are reasonably required by, and in form and substance reasonably satisfactory to, the Representative and its counsel.

(n) Master Trust UCC Filing. The Underwriters will have received evidence satisfactory to them that Form UCC-1 financing statements have been filed in the offices of the Secretary of State of South Dakota, reflecting the interest of the Master Trust in the Receivables and the proceeds thereof and are in full force and effect.

(o) Issuer UCC Filings. The Underwriters will have received evidence satisfactory to them that Form UCC-1 financing statements have been filed in the offices of the Secretaries of State of Delaware and South Dakota, reflecting the security interest of the Indenture Trustee in the Collateral, and are in full force and effect.

(p) Other Documents. The Underwriters will have received such other information, certificates, opinions and documents as the Underwriters or counsel to the Underwriters may reasonably request.

(q) Accountants’ Letter. At or before the Pricing Time and at or before the Closing Date, Citibank’s independent public accountants will have furnished to the Underwriters letters, in form and substance satisfactory to the Underwriters and counsel to the Underwriters, confirming that they are certified independent public accountants and stating in effect that (i) they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Issuer and Citibank) set forth or incorporated in the Preliminary Prospectus, in the Registration Statement and in the Prospectus agrees with the accounting records of the Issuer and Citibank, excluding any questions of legal interpretation, and (ii) when directed to do so by Citibank, they have performed certain specified procedures with respect to the computer programs used to select the Eligible Accounts.

(r) Ratings. If the applicable Ratings Issuer Free Writing Prospectus sets forth any requirements as to the ratings of the Notes, the Representative shall have received evidence satisfactory to it that such requirements have been met.

(s) No Adverse Change. After the respective dates as of which information is given in the Registration Statement, Disclosure Package and the Prospectus, there will not have been any change, or any development involving a prospective change, in or affecting the business or properties of the Issuer, Citibank or Citigroup Inc. the effect of which, in any case referred to above, is, in the judgment of the Underwriters (after consultation with Citibank), so material and adverse as to make it impractical or inadvisable to proceed with the offering or the delivery of the Notes as contemplated by the Registration Statement, Disclosure Package and the Prospectus.

(t) Listing on Exchange. The Issuer and Citibank will have used their best efforts to cause the Notes to be approved for listing on the European Exchange, if applicable, as soon as practicable after the Closing Date.

(u) Subordinated Amount. At the time of issuance of the Notes, the Required Subordinated Amount of Notes, as defined in the Indenture, will be Outstanding.

All letters and opinions to be delivered to the Underwriters will be addressed to the Representative.

If any of the conditions specified in this Section 6 has not been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions or certificates mentioned above or elsewhere in this Agreement is not in all material respects reasonably satisfactory in form and substance to the Underwriters and counsel to the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time before, the Closing Date by the Underwriters. Notice of such cancellation will be given to the Issuer and Citibank in writing or by telephone confirmed in writing.

SECTION 7. Reimbursement of Expenses. If the sale of the Notes provided for herein is not consummated because any condition to obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 9 hereof or because of any refusal, inability or failure on the part of Citibank or the Issuer to perform any agreement herein or to comply with any provision hereof other than by reason of a default by the Underwriters, Citibank and the Issuer, jointly and severally, will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that will have been incurred by the Underwriters in connection with the proposed purchase and sale of the Notes. The Issuer’s obligation to reimburse the Underwriters will be limited to Finance Charge Collections from the Collateral Certificate received by the Issuer after making all required payments and required deposits under the Indenture with respect to the Indenture Trustee’s fees and expenses, principal, interest and reimbursements with respect to the Notes, and payments to Derivative Counterparties.

SECTION 8. Indemnification and Contribution.

(a) The Issuer and Citibank, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of the Securities Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Notes as originally filed or in any amendment thereof, or in any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or the pricing information on Schedule III, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agree to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, that the Issuer and Citibank will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Issuer or Citibank by or on behalf of any Underwriter specifically for use in connection with the preparation thereof. The Issuer’s obligation to indemnify the Underwriters will be limited to Finance Charge Collections from the Collateral Certificate received by the Issuer after making all required payments and required deposits under the Indenture with respect to the Indenture Trustee’s fees and expenses, principal, interest and reimbursements with respect to the Notes, and payments to Derivative Counterparties. This indemnity agreement will be in addition to any liability which the Issuer or Citibank may otherwise have.

(b) Each Underwriter, severally but not jointly, agrees to indemnify and hold harmless the Issuer, Citibank, each of its directors, each of the officers who signs the Registration Statement, and each person who controls the Issuer or Citibank within the meaning of the Securities Act, to the same extent as the foregoing indemnities from the Issuer and Citibank to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Issuer or Citibank by or on behalf of such Underwriter specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Issuer and Citibank acknowledge that the statements relating to the Underwriters and this Agreement set forth in the second sentence under the heading “Risk Factors—Your ability to resell notes may be limited”, the statements in the first paragraph (including the information in the table), and the second, fourth, sixth, eighth, ninth, tenth, eleventh, twelfth and thirteenth paragraphs under the heading “Underwriting (Plan of Distribution, Proceeds and Conflicts of Interest)” and the statements under the subheading “Offering Restrictions” under the heading “Underwriting (Plan of Distribution, Proceeds and Conflicts of Interest)” in the Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of any Underwriter for inclusion in any Issuer Free Writing Prospectus, Preliminary Prospectus or the Prospectus, and each Underwriter confirms that such statements are correct.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, jointly with any other indemnifying party similarly notified, to appoint counsel satisfactory to such indemnified party to represent the indemnified party in such action; provided, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties will have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to appoint counsel to defend such action and approval by the indemnified party of such counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party has employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party will not be liable for the expenses of more than one separate counsel, approved by the Underwriters in the case of paragraph (a) of this Section 8, representing the indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party has not employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability will be only in respect of the counsel referred to in such clause (i) or (iii).

(d) To provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) of this Section 8 is due in accordance with its terms but is for any reason held by a court to be unavailable on grounds of policy or otherwise, the Issuer and Citibank, on the one hand, and the Underwriters, on the other, will contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Issuer, Citibank and the Underwriters may be subject in such proportion so that the Underwriters will be responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the public offering price appearing thereon and the Issuer and Citibank will be jointly and severally responsible for the balance; provided, that (i) in no case will any Underwriter (except as may be provided in the agreement among underwriters relating to the offering of the Notes) be responsible for any amount in excess of the underwriting discount applicable to the Notes purchased by such Underwriter hereunder and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls any Underwriter within the meaning of the Securities Act will have the same rights to contribution as such Underwriter, and each person who controls the Issuer or Citibank within the meaning of the Securities Act, each officer of the Issuer or Citibank who has signed the Registration Statement and each director of Citibank will have the same rights to contribution as the Issuer and Citibank, as the case may be, subject in each case to clauses (i) and (ii) of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against any other party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

SECTION 9. Termination. This Agreement will be subject to termination in the absolute discretion of the Underwriters, by notice given to the Issuer and Citibank before delivery of and payment for the Notes, if before such time (i) trading in securities generally on the New York or, if applicable, the European Exchange will have been suspended or limited, (ii) a banking moratorium will have been declared by federal, New York, or South Dakota state authorities or (iii) there will have occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States of America, Japan or Europe is such as to make it, in the judgment of the Underwriters, impractical or inadvisable to market the Notes.

SECTION 10. Representations and Indemnities To Survive. The respective agreements, representations, warranties, indemnities and other statements of the Issuer, Citibank or the officers of each of them and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Issuer, Citibank or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Notes. The provisions of Sections 7 and 8 hereof will survive the termination or cancellation of this Agreement.

SECTION 11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to them c/o Citigroup Global Markets Inc., 388 Greenwich Street, 6th Floor, New York, New York 10013, Attention of Global Securitized Products and, if sent to the Issuer or Citibank, will be mailed, delivered or telegraphed and confirmed to them at 388 Greenwich Street, 17th Floor, New York, New York 10013, attention of Capital Markets and Corporate Reporting Legal Department.

SECTION 12. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof.

SECTION 13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

SECTION 14. No Fiduciary Duty. The Issuer and Citibank hereby acknowledge that (a) the purchase and sale of the Notes pursuant to this Agreement is an arm’s-length commercial transaction between the Issuer and Citibank, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Issuer and Citibank and (c) the Issuer and Citibank’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Issuer and Citibank agree that they are solely responsible for making their own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Issuer or Citibank on related or other matters). The Issuer and Citibank agree that they will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Issuer or Citibank, in connection with such transaction or the process leading thereto.

SECTION 15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Issuer, Citibank and the Underwriters, or any of them, with respect to the subject matter hereof.

SECTION 16. No Waiver; Headings. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and will not limit or otherwise affect the meaning hereof.

SECTION 17. Default by an Underwriter. If any one or more Underwriters fail to purchase and pay for any of the Notes agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase constitutes a default in the performance of its or their obligations under this Agreement, the remaining Underwriters will be obligated severally but not jointly to take up and pay for (in the respective proportions which the amount of Notes set forth opposite their names in Schedule I hereto bears to the aggregate amount of Notes set forth opposite the names of all the remaining Underwriters) the Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, that if the aggregate amount of Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase exceeds 10% of the aggregate principal amount of Notes set forth in Schedule I hereto, the remaining Underwriters will have the right to purchase all, but will not be under any obligation to purchase any, of the Notes, and if such nondefaulting Underwriters do not purchase all the Notes, this Agreement will terminate without liability to any nondefaulting Underwriter, the Issuer or Citibank. In the event of a default by any Underwriter as set forth in this Section 17, the Closing Date will be postponed for such period, not exceeding seven days, as the Underwriters determine in order that the required changes in the Registration Statement and the Prospectus (and any supplements thereto) or in any other documents or arrangements may be effected. Nothing contained in this Agreement will relieve any defaulting Underwriter of its liability, if any, to the Issuer, Citibank and any nondefaulting Underwriter for damages occasioned by its default hereunder.

SECTION 18. Representations of Underwriters.

(a) The Representative will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representative will be binding upon all the Underwriters.

(b) Each Underwriter, severally but not jointly, represents that it has not and covenants that it will not provide any oral or written Rating Information (as defined below) to a Note Rating Agency or other “nationally recognized statistical rating organization” (within the meaning of the Exchange Act), unless a designated representative from Citibank participated in or participates in such communication; provided, however, that if an Underwriter received or receives an oral communication from a Note Rating Agency, such Underwriter was and is authorized to inform such Note Rating Agency that it will respond to the oral communication with a designated representative from Citibank or refer such Note Rating Agency to Citibank, who will respond to such oral communication. For purposes of this paragraph, “Rating Information” means any information provided for the purpose of determining the initial credit rating for the Notes or undertaking credit rating surveillance on the Notes (as contemplated by paragraph (a)(3)(iii)(C) of Rule 17g-5) including, but not limited to, information about the characteristics and performance of the Receivables.

SECTION 19. No Personal Liability of Issuer Trustee. The obligations of the Issuer under this Agreement are not personal obligations of the Issuer Trustee and, consequently, the Issuer Trustee does not have any personal liability for any amounts required to be paid by the Issuer under this Agreement.

SECTION 20. No Petition. Each Underwriter agrees that it will not, before the date that is one year and one day after the date on which all notes or securities issued by the Issuer have been paid in full, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any governmental authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property or ordering the winding-up or liquidation of the Issuer.

SECTION 21. Recognition of the U.S. Special Resolution Regimes.

(a) Notwithstanding any other term of this Agreement or any other agreements, arrangements, or understanding between the parties hereto, Citibank, the Issuer and each of the Underwriters acknowledges, accepts, and agrees to be bound by the following:

(i) In the event that Citibank, the Issuer or any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such entity of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that Citibank, the Issuer or any Underwriter that is a Covered Entity or a BHC Act Affiliate of such entity becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such entity are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

Subject to the immediately preceding provisions, and notwithstanding any other term of this Agreement or any other agreements, arrangements, or understanding between the parties hereto, each Underwriter acknowledges, accepts, and agrees that (A) it may exercise Default Rights under this Agreement only to the extent permitted and as provided under 12 C.F.R. § 252.84 and (B) after a BHC Act Affiliate of a party that is a Covered Entity has become subject to Insolvency Proceedings, it shall have the burden of proof, by clear and convincing evidence, that the exercise of such Default Right is permitted hereunder.

(b) As used in this Section 21, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; “Insolvency Proceedings” means a receivership, insolvency, liquidation, resolution, or similar proceeding; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If you are in agreement with the foregoing, please sign two counterparts hereof and return one to each of Citibank and the Issuer, whereupon this letter and your acceptance will become a binding agreement among Citibank, the Issuer and the several Underwriters.

Very truly yours,

CITIBANK, N.A.,

by
Name:
Title:

CITIBANK CREDIT CARD ISSUANCE TRUST, by Citibank, N. A., as Managing Beneficiary

by
Name:
Title:

ACCEPTED AND AGREED:

[NAME OF REPRESENTATIVE],

by
Name:
Title:

For itself and the other several Underwriters named in Schedule I to the foregoing Agreement.

SCHEDULE I

Underwriter	Principal Amount of Notes
[•]	$	[•	]
[•]		[•	]
[•]		[•	]
[•]		[•	]
[•]		[•	]
Total	$	[•	]

SCHEDULE II

The Ratings Issuer Free Writing Prospectus [and the Issuer Free Writing Prospectus] filed with the Securities and Exchange Commission on [•], 20[•] [and [•], 20[•]].

SCHEDULE III

Pricing Information

$[•] [Floating Rate] [[•]%]Class 20[•]-[•][•] Notes of [•] 20[•]

Principal Amount:	$[•]

Interest Rate:	[[•]% per annum] [SOFR compounding daily over each interest period][other applicable reference rate] (as defined on page [•] of the Prospectus)] [plus] [minus] [•]% per annum]

Expected Issuance Date:	[•], 20[•]

Price to Public:	$[•] (or [•]%)[, plus interest accrued from [•], 20[•] to the Closing Date]. [This language is to be included when a Class of Notes is reopened.]

Underwriting Discount:	$[•] (or [•]%)

Proceeds to Issuer:	$[•] (or [•]%)[, plus interest accrued from [•], 20[•] to the Closing Date]. [This language is to be included when a Class of Notes is reopened.]

Underwriters and allocations:	[•], $[•] [•], $[•] [•], $[•] [•], $[•]

Underwriters’ Concession:	[•]%

Reallowance Concession:	[•]%

Pricing Time:	[Time] on [•], 20[•]

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